Exhibit (h)(4)

AMENDED AND RESTATED MANAGEMENT FEE WAIVER AGREEMENT

AMENDED AND RESTATED MANAGEMENT FEE WAIVER AGREEMENT, effective as of April 29, 2019 (“Agreement”), by and between Brighthouse Investment Advisers, LLC (the “Adviser”) and Brighthouse Funds Trust I (the “Trust”) on behalf of each series of the Trust listed in Section 1 of this Agreement (each, a “Portfolio,” and collectively, the “Portfolios”).

WHEREAS, the Trust is a Delaware statutory trust organized under the Agreement and Declaration of Trust, and is registered under the Investment Company Act of 1940, as amended, as an open-end management company of the series type, and each Portfolio is a series of the Trust;

WHEREAS, the Trust and the Adviser have entered into two Management Agreements, both dated August 4, 2017, each as amended from time to time (each, a “Management Agreement”) pursuant to which the Adviser provides investment management services to each Portfolio for compensation based on the value of the average daily net assets of each Portfolio;

WHEREAS, the Trust and the Adviser desire to modify the compensation payable to the Adviser by the Portfolios under the Management Agreements for the period from April 29, 2019 to April 29, 2020.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Trust and the Adviser hereby agree as follows:

1.

The Adviser shall waive such portion of the management fee payable to it under the applicable Management Agreement relating to each Portfolio as is necessary to reduce the total management fee of each Portfolio to the fee schedule after waiver as set forth below:

Portfolio	Fee Schedule Before Waiver	Fee Schedule After Waiver
	(as a percentage of average daily net assets)	(as a percentage of average daily net assets)

AB Global Dynamic Allocation	0.700% of the first $250 million of such assets plus 0.650% of such assets over $250 million up to $500 million plus 0.625% of such assets over $500 million up to $1 billion plus 0.600% of such assets over $1 billion	0.700% of the first $250 million of such assets plus 0.650% of such assets over $250 million up to $500 million plus 0.600% of such assets over $500 million up to $2 billion plus 0.580% of such assets over $2 billion up to $3.5 billion plus 0.570% of such assets over $3.5 billion up to $5 billion plus 0.560% over $5 billion

Portfolio	Fee Schedule Before Waiver	Fee Schedule After Waiver
	(as a percentage of average daily net assets)	(as a percentage of average daily net assets)

AQR Global Risk Balanced	0.675% of the first $250 million of such assets plus 0.650% of such assets over $250 million up to $750 million plus 0.625% of such assets $750 million up to $1 billion plus 0.600% of such assets over $1 billion	0.675% of the first $250 million of such assets plus 0.650% of such assets over $250 million up to $750 million plus 0.625% of such assets over $750 million up to $1 billion plus 0.590% of such assets over $1 billion up to $3.5 billion plus 0.560% of such assets over $3.5 billion

BlackRock Global Tactical Strategies	0.800% of the first $100 million of such assets plus 0.750% of such assets over $100 million up to $300 million plus 0.700% of such assets over $300 million up to $600 million plus 0.675% of such assets over $600 million up to $1 billion plus 0.650% of such assets over $1 billion	0.650% of the first $1 billion of such assets plus 0.630% of such assets over $1 billion up to $2.5 billion plus 0.600% of such assets over $2.5 billion up to $4.5 billion plus 0.590% of such assets over $4.5 billion up to $6.5 billion plus 0.520% of such assets over $6.5 billion

Brighthouse/Aberdeen Emerging Markets Equity	1.050% of first $250 million of such assets plus 1.000% of such assets over $250 million up to $500 million plus 0.850% of such assets over $500 million up to $1 billion plus 0.750% of such assets over $1 billion	0.950% of first $250 million of such assets plus 0.900% of such assets over $250 million up to $500 million plus 0.800% of such assets over $500 million up to $1 billion plus 0.750% of such assets over $1 billion

Brighthouse/Templeton International Bond Portfolio	0.600% on all assets	0.600% of the first $1 billion of such assets plus 0.580% of such assets over $1 billion

Portfolio	Fee Schedule Before Waiver	Fee Schedule After Waiver
	(as a percentage of average daily net assets)	(as a percentage of average daily net assets)

Brighthouse/Franklin Low Duration Total Return	0.520% of the first $100 million of such assets plus 0.510% of such assets over $100 million up to $250 million plus 0.500% of such assets over $250 million up to $500 million plus 0.490% of such assets over $500 million up to $1 billion plus 0.470% of such assets over $1 billion up to $1.5 billion plus 0.450% of such assets over $1.5 billion

0.520% of the first $100 million of such assets plus 0.510% of such assets over $100 million up to $250 million plus 0.500% of such assets over $250 million up to $500 million plus 0.420% of such assets over $500 million up to $1 billion plus 0.400% of such assets over $1 billion*

* For purposes of determining the annual subadvisory fee rate pursuant to Schedule A of the Investment Subadvisory Agreement, as amended, relating to the Brighthouse/Franklin Low Duration Total Return Portfolio (the “Subadvisory Agreement”), the assets of the Brighthouse/Franklin Low Duration Total Return Portfolio are aggregated with the assets of the Brighthouse/Templeton International Bond Portfolio. The aggregated assets of the Portfolios are then applied to the fee schedule set forth in Schedule A of the Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Brighthouse/Franklin Low Duration Total Return Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Franklin Advisers, Inc., if any, from the aggregation of the assets of the Portfolios shall be deducted from the management fee payable by the Brighthouse/Franklin Low Duration Total Return Portfolio to the Adviser pursuant to the applicable Management Agreement.

Portfolio	Fee Schedule Before Waiver	Fee Schedule After Waiver
	(as a percentage of average daily net assets)	(as a percentage of average daily net assets)

Brighthouse/Wellington Large Cap Research	0.625% of first $250 million of such assets plus 0.600% of such assets over $250 million up to $500 million plus 0.575% of such assets over $500 million up to $1 billion plus 0.550% on such assets over $1 billion up to $2 billion plus 0.500% of such assets over $2 billion	0.555% of the first $500 million of such assets plus 0.530% of such assets over $500 million up to $1 billion plus 0.505% on such assets over $1 billion up to $2 billion plus 0.495% of such assets over $2 billion

Brighthouse Balanced Plus

Fee on the Portfolio’s Investments in Underlying Portfolios:

0.100% of the first $500 million of such assets plus 0.075% of such assets over $500 million up to $1 billion plus 0.050% of such assets over $1 billion

Fee on the Portfolio’s Overlay Sleeve Assets:

0.725% of the first $250 million of such assets plus 0.700% of such assets over $250 million up to $750 million plus 0.675% of such assets over $750 million up to $1 billion plus 0.650% of such assets over $1 billion

Fee on the Portfolio’s Investments in Underlying Portfolios:

0.100% of the first $500 million of such assets plus 0.075% of such assets over $500 million up to $1 billion plus 0.050% of such assets over $1 billion

Fee on the Portfolio’s Overlay Sleeve Assets:

0.675% of the first $1 billion of such assets plus 0.650% of such assets over $1 billion up to $2.5 billion plus 0.625% of such assets over $2.5 billion up to $5 billion plus 0.600% of such assets over $5 billion

Brighthouse Small Cap Value	0.750% of first $1 billion of such assets plus 0.700% of such assets over $1 billion	0.750% of the first $500 million of such assets plus 0.7250% of such assets up to $1 billion plus 0.650% of such assets over $1 billion

Clarion Global Real Estate	0.700% of the first $200 million of such assets plus 0.650% of such assets over $200 million up to $750 million plus 0.550% of such assets in excess of $750 million.	0.700% of the first $200 million of such assets plus 0.650% of such assets over $200 million up to $750 million plus 0.550% of such assets over $750 million up to $1 billion plus 0.500% of such assets in over $1 billion.

Portfolio	Fee Schedule Before Waiver	Fee Schedule After Waiver
	(as a percentage of average daily net assets)	(as a percentage of average daily net assets)

ClearBridge Aggressive Growth	0.650% of the first $500 million of such assets plus 0.600% of such assets over $500 million up to $1 billion plus 0.550% of such assets over $1 billion up to $2 billion plus 0.500% of such assets over $2 billion	0.650% of the first $500 million of such assets plus 0.600% of such assets over $500 million up to $1 billion plus 0.510% of such assets over $1 billion up to $1.75 billion plus 0.500% of such assets over $1.75 billion up to $2.85 billion plus 0.475% of such assets over $2.85 billion plus 0.455% over $3 billion.

Harris Oakmark International	0.850% of first $100 million of such assets plus 0.800% of such assets over $100 million up to $1 billion plus 0.750% of such assets over $1 billion	0.850% of first $100 million of such assets plus 0.800% of such assets over $100 million up to $1 billion plus 0.725% of such assets over $1 billion

Invesco Comstock	0.650% of first $500 million of such assets plus 0.600% of such assets over $500 million up to $1 billion plus 0.525% of such assets over $1 billion	0.650% of first $500 million of such assets plus 0.600% of such assets over $500 million up to $1 billion plus 0.500% of such assets over $1 billion up to $2 billion plus 0.475% of such assets over $2 billion

Invesco Small Cap Growth	0.880% of first $500 million of such assets plus 0.830% of such assets over $500 million	0.780% of the first $1 billion of such assets plus 0.730% of such assets over $1 billion

JPMorgan Core Bond	0.550% on all assets	0.410% on all assets

JPMorgan Global Active Allocation	0.800% of first $250 million of such assets plus 0.750% of such assets over $250 million up to $500 million plus 0.720% of such assets over $500 million up to $750 million plus 0.700% of such assets over $750 million	0.675% of the first $1 billion plus 0.650% of such assets over $1 billion up to $3 billion plus 0.625% of such assets over $3 billion up to $5 billion plus 0.600% of such assets over $5 billion

Portfolio	Fee Schedule Before Waiver	Fee Schedule After Waiver
	(as a percentage of average daily net assets)	(as a percentage of average daily net assets)

JPMorgan Small Cap Value	0.800% of the first $100 million of such assets plus 0.775% of such assets over $100 million up to $500 million plus 0.750% of such assets over $500 million up to $1 billion plus 0.725% of such assets over $1 billion	0.725% of the first $50 million of such assets plus 0.675% of such assets over $50 million

Loomis Sayles Global Markets	0.700% of the first $500 million of such assets plus 0.650% of such assets over $500 million up to $1 billion plus 0.600% of such assets over $1 billion	0.700% of the first $500 million of such assets plus 0.625% of such assets over $500 million up to $1 billion plus 0.600% of such assets over $1 billion up to $1.5 billion plus 0.550% of such assets over $1.5 billion

MFS® Research International	0.800% of first $200 million of such assets plus 0.750% of such assets over $200 million up to $500 million plus 0.700% of such assets over $500 million up to $1 billion plus 0.650% of such assets over $1 billion	0.595% of the first $2.5 billion of such assets plus 0.575% of such assets over $2.5 billion

Morgan Stanley Discovery (formerly, Morgan Stanley Mid Cap Growth)	0.700% of first $200 million of such assets plus 0.650% of such assets over $200 million up to $500 million plus 0.625% of such assets over $500 million	0.650% of the first $500 million of such assets plus 0.625% of such assets over $500 million up to $850 million plus 0.575% of such assets over $850 million

Oppenheimer Global Equity	0.700% of first $100 million of such assets plus 0.680% of such assets over $100 million up to $250 million plus 0.670% of such assets over $250 million up to $500 million plus 0.660% of such assets over $500 million up to $750 million plus 0.650% of such assets over $750 million	0.590% of first $100 million of such assets plus 0.580% of such assets over $100 million up to $350 million plus 0.560% of such assets over $350 million up to $600 million plus 0.550% of such assets over $600 million up to $800 million plus 0.520% of such assets over $800 million

Portfolio	Fee Schedule Before Waiver	Fee Schedule After Waiver
	(as a percentage of average daily net assets)	(as a percentage of average daily net assets)

PIMCO Inflation Protected Bond	0.500% of the first $1.2 billion of such assets plus 0.450% of such assets over $1.2 billion	0.500% of the first $1.2 billion of such assets plus 0.450% of such assets over $1.2 billion up to $2 billion plus 0.425% of such assets over $2 billion

PIMCO Total Return	0.500% of first $1.2 billion of such assets plus 0.475% of such assets over $1.2 billion	0.500% of first $1 billion of such assets plus 0.475% of such assets over $1 billion up to $1.2 billion plus 0.450% of such assets over $1.2 billion up to $3 billion plus 0.425% of such assets over $3 billion

Schroders Global Multi-Asset	0.680% on the first $100 million of such assets plus 0.660% on such assets over $100 million up to $250 million plus 0.640% of such assets over $250 million up to $750 million plus 0.620% of such assets over $750 million up to $1.5 billion plus 0.600% of such assets over $1.50 billion	0.670% on the first $200 million of such assets plus 0.660% on such assets over $200 million up to $250 million plus 0.640% of such assets over $250 million up to $750 million plus 0.610% of such assets over $750 million up to $1.25 billion plus 0.580% of such assets over $1.25 billion up to $1.75 billion plus 0.550% of such assets over $1.75 billion

TCW Core Fixed Income	0.550% on all assets	0.480% of the first $500 million of such assets plus 0.400% of such assets over $500 million up to $2 billion plus 0.350% of such assets over $2 billion

T. Rowe Price Large Cap Value	If assets are over $1 billion, then 0.570% of all such assets.	0.570% on assets over $1 billion up to $1.5 billion If assets are over $1.5 billion, then 0.520% of all assets.

Victory Sycamore Mid Cap Value	0.700% of first $200 million of such assets plus 0.65% of such assets over $200 million up to $500 million plus 0.625% of such assets over $500 million	0.590% of first $200 million of such assets plus 0.570% of such assets over $200 million up to $400 million plus 0.540% of such assets over $400 million

Portfolio	Fee Schedule Before Waiver	Fee Schedule After Waiver
	(as a percentage of average daily net assets)	(as a percentage of average daily net assets)

Wells Capital Management Mid Cap Value	0.75% of the first $200 million of such assets plus 0.70% of such assets over $200 million	0.70% of the first $50 million of such assets plus 0.675% of such assets over $50 million up to $100 million plus 0.650% of such assets over $100 million up to $500 million plus 0.600% of such assets over $500 million

Western Asset Management Government Income (formerly, Fidelity Institutional Asset Management® Government Income)	0.520% of first $100 million of such assets plus 0.440% of such assets over $100 million up to $500 million plus 0.400% of such assets over $500 million.

0.520% of first $100 million of such assets plus 0.425% on the next $400 million of such assets plus 0.400% on the next $500 million of such assets plus 0.390% on the next $1 billion of such assets plus 0.370% on such assets over $2 billion.*

* For purposes of determining the annual subadvisory fee rate pursuant to Schedule A of the Investment Subadvisory Agreement, as amended, relating to Western Asset Management Government Income Portfolio (the “Subadvisory Agreement”), the assets of the Western Asset Management Government Income Portfolio are aggregated with the assets of the Western Asset Management U.S. Government Portfolio, a series of Brighthouse Funds Trust II. The aggregated assets of the Portfolios are then applied to the fee schedule set forth in Schedule A of the Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Western Asset Management Government Income Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Western Asset Management Company, LLC, if any, from the aggregation of the assets of the Portfolios shall be deducted from the management fee payable by the Western Asset Management Government Income Portfolio to the Adviser pursuant to the applicable Management Agreement.

2.	This Agreement shall become effective on the date first written above and shall remain in full force and effect until April 29, 2020.

3.

In the event the Adviser and the Trust agree to terminate the Adviser’s obligation under Section 1 to waive fees with respect to the Portfolios following April 29, 2020 (or change the percentage specified in Section 1 with respect to any Portfolios), no such change shall affect the obligation (including the amount of the obligation) of the Trust to repay amounts of fees waived or expenses borne by the Adviser during the periods prior to the date of such termination, if any obligation is in effect pursuant to the Amended and Restated Expense Limitation Agreement, dated as of October 9, 2001, as amended, by and between the Adviser and the Trust.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

BRIGHTHOUSE FUNDS TRUST I

on behalf of the Portfolios

By:	/s/ Kristi Slavin
Name:	Kristi Slavin
Title:	President

BRIGHTHOUSE INVESTMENT ADVISERS, LLC

By:	/s/ Kristi Slavin
Name:	Kristi Slavin
Title:	President